Exhibit 32.1

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(18 U.S.C. Section 1350)

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Radiant Logistics, Inc. (the "Company") hereby certifies that the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2010 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

DATE: November 12, 2010
BY:	/s/ Bohn H. Crain
Chief Executive Officer and
Chief Financial Officer

This certification is made solely for purposes of 18 U.S.C. Section 1350, subject to the knowledge standard set forth therein, and not for any other purpose. It is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to Radiant Logistics, Inc and will be retained by Radiant Logistics, Inc and furnished to the Securities and Exchange Commission or its staff upon request.